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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 20, 2001, except for Note 16, as to which the date is September 18, 2001, relating to the consolidated financial statements, which appears in Newfield Exploration Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on October 4, 2001. We also consent to the reference to us under the heading "Incorporation of Documents by Reference" in this Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP
Houston, Texas
February 7, 2002